Exhibit 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: October 20, 2003

a. Aggregate Amount of Collections	$402,315,913.88
Aggregate Amount of Non-Principal Collections	$2,521,460.60
Aggregate Amount of Principal Collections	$399,794,453.28
Pool Balance	$777,932,158.61
Residual Participation Amount	$277,932,158.61
Excess Funding Account	$0.00
b. Series Allocation Percentage	100.00%
Floating Allocation Percentage	64.27%
Principal Allocation Percentage	N/A
c. Total Amount Distributed on Series 2000-1	$495,833.33
d. Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e. Amount of Such Distribution Allocable to Interest on 2000-1	$495,833.33
f. Noteholder Default Amount	$0.00
g. Required Subordinated Draw Amount	$0.00
h. Noteholder Charge Offs	$0.00
Amounts of Reimbursements	$0.00
i. Monthly Servicing Fee	$648,276.80
Noteholder Monthly Servicing Fee	$416,666.67
j. Controlled Deposit Amount	$0.00
k. Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
l. Available Subordinated Amount	$95,565,230.44
m. Carry-over Amount	$0.00
n. Reserve Account Balance	$1,750,000.00
o. Principal Funding Account Balance	$0.00
Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER
16-Oct-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY				PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
	From	To	Days

Current Interest Period	9/22/2003	10/19/2003	28	Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
Series Allocation Percentage	100.00%			PORTFOLIO AND DEALERSHIP STATISTICS
Initial Principal Balance	$500,000,000.00			Used Vehicle Receivables’ Balance	$49,618,064.78
Outstanding Principal Balance	$500,000,000.00			Used Vehicle Percentage	6.378%
Principal Balance of Receivables for Determination Date	$765,397,963.93			Used Vehicle Percentage During Last Collection Period	5.970%
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00			Early Amortization Event?	NO
Initial Invested Amount	$500,000,000.00			Largest Dealer or Dealer Affiliation Balance	$37,449,855.51
Invested Amount at the Beginning of Period	$500,000,000.00			Largest Dealer Percentage	4.651%
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$95,565,230.44			Aggregate Principal Amount of Receivables of Dealers over 2%	$67,607,396.58
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00			SUMMARY OF COLLECTIONS
Available Subordinated Amount (previous period)	$90,939,513.52			Aggregate Amount of Collections	$402,315,913.88
Incremental Subordinated Amount (previous period)	$42,994,308.04			Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,521,460.60
				Investment Proceeds	$2,463.60
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT				Aggregate Amount of Principal Collections	$399,794,453.28
Yield Supplement Account Initial Deposit	$1,750,000.00			Asset Receivables Rate	2.463%
Yield Supplement Account Beginning Balance	$1,750,000.00			Use Asset Receivables Rate?	NO
Yield Supplement Account Required Amount	$1,750,000.00			Carryover Amount (this Distribution Date)	N/A
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00			PAYMENT RATE INFORMATION
Reserve Account Beginning Balance	$1,750,000.00			Monthly Payment Rate	50.50%
				Previous Collection Period Monthly Payment Rate	44.86%
Outstanding Carryover Amount — Beginning Balance	$0.00			Monthly Payment Rate 2 collection periods ago	43.57%
Withdrawal from Yield Supplement Account	$0.00			3-month Average Payment Rate	46.31%
Outstanding Carryover Amount — Ending Balance	$0.00			Early Amortization Event?	NO
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
				ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Withdrawal from Reserve Account	$0.00			Extend Revolving Period?	YES
Reserve Account Ending Balance	$1,750,000.00			Last Day of Revolving Period	N/A
Reserve Account Deposit Amount	$0.00			Invested Amount as of Last Day of Revolving Period	N/A
				Accumulation Period Length (months)	N/A
1-month LIBOR Rate (annualized)	1.1200000%			First Accumulation Date	TO BE DETERMINED
Certificate Coupon (annualized)	1.2750%			Expected Final Payment Date	N/A
Prime Rate (annualized)	4.0000000%			Required Participation Percentage	104.00%
Servicing Fee Rate (annualized)	1.000%			Principal Funding Account Balance	$0.00
Excess Spread	1.2150000%			Principal Payment Amount	$0.00
				Controlled Accumulation Amount	$0.00
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$805,277,743.85			TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Pool Balance at the Ending of Period	$777,932,158.61			Noteholders
Average Aggregate Principal Balance	$791,604,951.23			1. Monthly Noteholder Interest Distribution	$495,833.33
Aggregate Principal Collections	$399,794,453.28			2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
New Principal Receivables	$372,448,868.04			3. Reserve Account Deposit Amount Distribution	$0.00
Receivables Added for Additional Accounts	$0.00			4. Noteholder Default Amount Distribution	$0.00
Noteholder Default Amount	$0.00			5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
Net Losses	$0.00			5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
Noteholder Charge-offs	$0.00			6. Outstanding Carryover Amount Distribution	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00			7. Yield Supplement Account Deposit Amount Distribution	$0.00
Non-Principal Collections & Inv. Proceeds treated as				8. Previously waived Monthly Servicing Fee Distribution	$0.00
Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00			Excess Servicing	$708,117.28
Ineligible Receivables	$0.00			DEFICIENCY AMOUNT
Excess Funding Account at Date of Determination	$0.00			Deficiency Amount	$0.0
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00			Required Subordinated Draw Amount	$0.0
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00			EXCESS FUNDING ACCOUNT
Spread Over/Under Prime for Portfolio	-0.51%			Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Weighted Average Interest Rate	3.49%			Additions in connection with a reduction in Receivables	$0.00
Previously waived Monthly Servicing Fee	$0.00			Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER
16-Oct-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution

From:	22-Sep-03
To:	19-Oct-03
Days:	28
LIBOR Rate	1.1200000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$95,565,230.44	N/A	$615,565,230.44
1	Series 2000-1	100.00%	$500,000,000.00	$95,565,230.44	104.00%	$615,565,230.44	$500,000,000.00

VW CREDIT, INC. — SERVICER
16-Oct-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.490%
Invested Amount	$500,000,000.00	LIBOR	1.120%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.275%
Required Subordinated Amount	$95,565,230.44	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%
First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.215%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$95,565,230.44	$0.00
Floating Allocation Percentage	64.27%	64.27%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$399,794,453.28	$399,794,453.28	N.A.	N.A.
New Principal Receivables	$372,448,868.04	$372,448,868.04	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$95,565,230.44	$0.00
Floating Allocation Percentage	64.27%	64.27%
Non-Principal Receivables
Non-Principal Collections	$1,620,617.28
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,463.60

VW CREDIT, INC. — SERVICER
16-Oct-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$90,939,513.52	$93,027,989.59
(-)	Required Subordination Draw Amount	$0.00	$0.00
(-)	Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+)	Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1)	Subtotal	$90,939,513.52	$93,027,989.59
(2)	Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a)	lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b)	Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c)	Incremental Subordinated Amount	$47,620,024.96	$42,994,308.04
(d)	Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$95,565,230.44	$90,939,513.52
Overconcentration Amount	$67,607,396.58	$63,185,805.87
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$2,521,460.60	$2,670,101.68
Noteholder Non-Principal Collections	$1,620,617.28	$1,657,876.24
Residual Interestholder Non-Principal Collections	$900,843.32	$1,012,225.44
Investment Proceeds	$2,463.60	$2,592.68
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,273,924.20	$4,422,694.36
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$648,276.80	$671,064.79
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67

VW CREDIT, INC. — SERVICER
16-Oct-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

CALCULATION SHEET

		MAY NEED TO ADJUST THIS MANUALLY

		Dealers with Concentrations of
Pool Balance		Receivables Higher than 2%

Receivables	$777,932,158.61
Excess Funding Account at Date of Determination	$0.00	Dealer #1	$37,449,855.51
Total Pool Balance	$777,932,158.61	Dealer #2	$28,076,850.96
Subordinated Percentage	9.5890%	Dealer #3	$26,083,844.32
		Dealer #4	$22,841,006.67
Overconcentration Amount	$67,607,396.58	Dealer #5	$20,085,298.10
Ineligible Receivables	$0.00	Dealer #6	$18,580,494.79
Defaulted Receivables in Ineligible Accounts and	$0.00	Dealer #7	$18,523,409.64
in Accounts containing Overconcentrations		Dealer #8	$18,416,490.91
		Dealer #9	$17,379,102.17
Excess Funding Account at Date of Determination	$0.00	Dealer #10	$15,757,475.23
Outstanding Principal Balance	$500,000,000.00	Dealer #11
Series 2000-1 Invested Amount	$500,000,000.00	Dealer #12
Excess Funding Account	$0.00	Dealer #13
Required Participation Amount	$615,565,230.44	Overcon. Amount	$67,607,396.58
Available Subordinated Amount	$95,565,230.44
		2% Of Pool Balance	$15,558,643.17
To Sweep or Not To Sweep [Cash]	NO SWEEP
Amount to Sweep	$0.00

PLEASE MAKE SURE THAT ALL DEALERS WITH A BALANCE GREATER THAN 2% OF THE POOL BALANCE ARE INCLUDED